Exhibit 10.21

Execution Version

December 21, 2018

Amplify Energy Operating LLC

500 Dallas Street, Suite 1700

Houston, Texas 77002

Attention: Martyn Willsher

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of November 2, 2018 (as amended, restated, modified or supplemented from time to time prior to the date hereof, the “Credit Agreement”) among Amplify Energy Operating LLC, a Delaware limited liability company (the “Borrower”), Amplify Acqusitionco Inc., a Delaware corporation (the “Parent”), the financial institutions from time to time party thereto (the “Lenders”), and Bank of Montreal as administrative agent (the “Administrative Agent”) for the Lenders, and as L/C Issuer. Capitalized terms used herein and not otherwise defined herein have the meaning ascribed thereto in the Credit Agreement.

The Borrower has delivered satisfactory evidence to the Administrative Agent demonstrating its compliance with the minimum hedging requirements set forth in Section 6.19(a) of the Credit Agreement. Due to the current market prices for Hydrocarbons, however, the Borrower has requested that the Administrative Agent and the Lenders consent to an extension of the date by which the Borrower must show compliance with its December 31, 2018 hedging requirements in Section 6.19(b) of the Credit Agreement.

Further, the Borrower has commenced the process of establishing its Deposit Accounts with BMO Harris Bank N.A., an affiliate of the Administrative Agent, and in connection with such process has requested that with respect to the Deposit Accounts listed on Schedule A attached hereto (the “Wells Fargo Accounts”), the Administrative Agent and the Lenders waive the requirement under Section 6.18(a) of the Credit Agreement requiring that the Borrower deliver to the Administrative Agent within 60 days after the Closing Date, a Control Agreement with respect to each Deposit Account held or maintained by any Loan Party on the Closing Date.

By this Letter Agreement, the Administrative Agent and the Lenders party hereto, and for the avoidance of doubt, the Borrower hereby acknowledges and agrees that (i) the date by which the Borrower must deliver satisfactory evidence to the Administrative Agent pursuant to Section 6.l 9(b) of the Credit Agreement confirming that it has entered into Hedge Transactions for the period from (a) December 31, 2018 to December 31, 2019 covering at least fifty percent (50%) of the reasonably anticipated projected production of natural gas and crude oil from Oil and Gas Properties comprising Proved Developed Producing Reserves of the Loan Parties for each month in the immediately following twelve calendar months, be extended from December 31, 2018 to February 28, 2019 and (b) December 31, 2019 to December 31, 2020 covering at least twentyfive percent (25%) of the reasonably anticipated projected production of natural gas and crude oil from Oil and Gas Properties comprising Proved Developed Producing Reserves of the Loan Parties for each month in the immediately following twelve calendar months, be extended from December 31, 2018 to February 28, 2019, and (ii) the Borrower shall not be required to deliver Control Agreements for the Wells Fargo Accounts so long as on or before (a) January 31, 2019, the Borrower shall have delivered to the Administrative Agent a Control Agreement for each Deposit Account that is maintained by any Loan Party with BMO Harris Bank, N.A., and (b) February 28, 2019, the Borrower shall have delivered to the Administrative Agent evidence demonstrating that the each of the Wells Fargo Accounts shall have been closed.

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This Letter Agreement constitutes an agreement of the Credit Agreement with respect to the specific matters set forth above, and the provisions of this Letter Agreement shall be strictly limited as set forth above. Except to the extent (but only to such extent) of any modification or waiver to the Credit Agreement provided above, the Borrower hereby further ratifies, approves and confirms all of the Obligations under the Credit Agreement and the other Loan Documents. The Borrower represents and warrants that after giving effect to this Letter Agreement, no Default or Event of Default has occurred and is continuing.

This Letter Agreement shall become effective upon receipt by the Administrative Agent of duly executed counterparts of this Letter Agreement from the Borrower, the Administrative Agent and Lenders comprising at least the Majority Lenders.

This Letter Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. A facsimile signature or electronic signature (e.g. pdf), of any party hereto shall be deemed to be an original signature for the purposes of this Letter Agreement.

This Letter Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

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Please confirm that the foregoing is our mutual understanding by signing and returning to us an executed counterpart of this letter agreement.

Very truly yours,

BANK OF MONTREAL, as Administrative Agent

By:	/s/ James V. Ducote
Name:	James V. Ducote
Title:	Managing Director

Accepted and agreed to as of the date first above written:

AMPLIFY ENERGY OPERATING LLC, as Borrower

By:	/s/ Martyn Willsher
Name:	Martyn Willsher
Title:	Senior Vice President and Chief Financial Officer

AMPLIFY ACQUISITIONCO, INC., as Parent

By:	/s/ Martyn Willsher
Name:	Martyn Willsher
Title:	Senior Vice President and Chief Financial Officer

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BANK OF MONTREAL, as Lender

By:	/s/ James V. Ducote
Name:	James V. Ducote
Title:	Managing Director

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Bank of America, N.A., as a Lender

By:	/s/ Raza Jafferi
Name:	Raza Jafferi
Title:	Director

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Citibank, N.A. as a Lender

By:	/s/ Cliff Vaz
Name:	Cliff Vaz
Title:	Vice President

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Regions Bank as a Lender

By:	/s/ Daniel G. Steele
Name:	Daniel G. Steele
Title:	Managing Director

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U.S. BANK NATIONAL ASSOCIATION as a Lender

By:	/s/ John C. Lozano
Name:	John C. Lozano
Title:	Senior Vice President

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CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Authorized Signatory

By:	/s/ Megan Larson
Name:	Megan Larson
Title:	Authorized Signatory

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KeyBank, National Association as a Lender

By:	/s/ George E. McKean
Name:	George E. McKean
Title:	Senior Vice President

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Hancock Whitney Bank as a Lender

By:	/s/ Parker U. Mears
Name:	Parker U. Mears
Title:	Senior Vice President

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UBS AG, STAMFORD BRANCH as a Lender

By:	/s/ Craig Pearson
Name:	Craig Pearson
Title:	Associate Director

By:	/s/ Houssem Daly
Name:	Houssem Daly
Title:	Associate Director

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GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ David K. Gaskell
Name:	David K. Gaskell
Title:	Authorized Signer

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Schedule A

Name of Grantor	Name of lnstitution	Account Number	Description of Account
Amplify Energy Operating LLC	Wells Fargo	4122193030	Main Operating Account
Amplify Energy Operating LLC	Wells Fargo	9600152164	AP Account
Amplify Energy Operating LLC	Wells Fargo	9600152179	Royalty Account
San Pedro Bay Pipeline Company	Wells Fargo	4124924044	Main Operating Account
San Pedro Bay Pipeline Company	Wells Fargo	9624000767	AP Account
Beta Operating Company, LLC	Wells Fargo	4122011869	Main Operating Account
Beta Operating Company, LLC	Wells Fargo	9624000759	AP Account
Amplify Energy Services LLC	Wells Fargo	4493290902	Main Operating Account
Amplify Energy Services LLC	Wells Fargo	4493290910	Payroll Account
Amplify Energy Services LLC	Wells Fargo	9657481926	AP Account

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